EXHIBIT 10.2

GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT, dated as of September 20, 2012 (this “Agreement”), is entered into by and LifeApps Digital Media Inc. (formerly known as Prime Time Travel, Inc.), a Delaware corporation (“Seller”),  Prime Time Split Corp., a Delaware corporation (“Split-Off Subsidiary”), LifeApps Inc., a Nevada  corporation (“PrivateCo”) and Andrew Listerman (each, a “Buyer” and collectively, the “Buyers”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1.           Split-Off Agreement.  This Agreement is executed and delivered by Split-Off Subsidiary pursuant to the requirements of Section 8.3 of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, Split-Off Subsidiary and Buyers, as a condition to the closing of the purchase and sale transaction contemplated thereby (the “Transaction”).

2.           Release and Waiver by Split-Off Subsidiary.  For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Split-Off Subsidiary, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Seller and PrivateCo, along with their respective present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Split-Off Subsidiary has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Split-Off Subsidiary arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

3.           Release and Waiver by Buyer.  For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, each Buyer on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which such Buyer has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by such Buyer arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the closing of the Transaction.

4.           Release and Waiver by PrivateCo.  For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, PrivateCo, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Split-Off Subsidiary and Buyer, along with their respective present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Buyer Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which PrivateCo has or might claim to have against the Buyer Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by PrivateCo arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

5.           Additional Covenants and Agreements.

(a) Each of Split-Off Subsidiary and Buyers, on the one hand, and Seller and PrivateCo, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b) Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c) Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the following:

(i) the Split-Off Agreement; and

(ii) the Agreement and Plan of Merger and Reorganization among Seller, PrivateCo and Prime Time Split Corp, a Delaware corporation and wholly owned subsidiary of Seller (the “Merger Agreement”), and the other the Transaction Documents.

6.           Modification.  This Agreement cannot be modified orally and can only be modified through a written document signed by all parties and PrivateCo.

7.           Severability.  If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

8.           Expenses.  The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

9.           Further Acts and Assurances.  Each of Split-Off Subsidiary and each Buyer agrees that it will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of Seller or PrivateCo, and without further consideration, cause the execution and delivery of such other instruments of release or waiver and take such other action or execute such other documents as such party may reasonably request in order to confirm or effect the releases, waivers and covenants contained herein, and, in the case of any claims, actions, obligations, liabilities, demands and/or causes of action that cannot be effectively released or waived without the consent or approval of other Persons that is unobtainable, to use its best reasonable efforts to ensure that the Seller Released Parties receive the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

10.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

11.         [Intentionally omitted].

12.         Specific Performance; Remedies.  Each of Seller, Buyers and Split-Off Subsidiary acknowledges and agrees that PrivateCo, Buyers and Split-Off Subsidiary may be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Buyers and Split-Off Subsidiary agrees that PrivateCo, Buyers and Split-Off Subsidiary, as the case may be, will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 10 hereof, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and are in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

13.         Entire Agreement.  This Agreement, together with the agreements referenced herein, constitutes the entire understanding and agreement of Seller, Split-Off Subsidiary and Buyers and supersedes prior understandings and agreements, if any, among or between Seller, Split-Off Subsidiary and Buyers with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Split-Off Subsidiary to Seller under any prior agreement.

14.         Definitions.  Capitalized terms used herein without definition have the meanings ascribed to them in the Merger Agreement.

[Signature page follows this page.]

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

LifeApps Digital Media Inc. (“Seller”)

By: /s/ Andrew M. Listerman
Name: Andrew M. Listerman
Title: CEO

Prime Time Split Corp. (“Split-Off Subsidiary”)

By: /s/ Andrew M. Listerman
Name: Andrew M. Listerman
Title: CEO

BUYER:

/s/ Andrew M. Listerman
Andrew M. Listerman

LifeApps Inc. (“PrivateCo”)

By: /s/ Robert A. Gayman
Name: Robert A. Gayman Title: CEO